Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-178455 on Form S-3) and related Prospectus of FXCM Inc. dated January 24, 2012 for the registration of 57,981,000 shares of its Class A common stock, and to the incorporation by reference therein of our report dated March 31, 2011, with respect to the consolidated statement of financial condition of FXCM Inc. as of December 31, 2010 and the consolidated statement of financial condition of FXCM Holdings, LLC and subsidiaries as of December 31, 2009, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows of FXCM Inc. (prior to December 7, 2010, FXCM Holdings, LLC and subsidiaries) for each of the two years ended December 31, 2010 included in its Annual Report (Form 10-K) for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

New York, New York
January 24, 2012